Exhibit 10.20

                              EMPLOYMENT AGREEMENT

         This AGREEMENT is made as of January 21, 2002, by and between NN, Inc., a Delaware corporation, having its principal place of business located at 2000
Water's Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604 (the
"Company") and Robert R. Sams (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company's Board of Directors (the "Board") has determined that it is in the best interest of the Company and its shareholders to employ the Executive as Vice-President of Market Services of the Company and the
Executive desires to serve in that capacity;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. The Company agrees to continue to employ the Executive and the Executive hereby agrees to continue to be employed for the period of time set forth in Paragraph 2, subject to the terms and conditions set forth herein.

         2. Term. Subject to the terms hereof, Company agrees to employ the
Executive for a period of two years commencing upon January 21, 2002 and expiring on January 20, 2004 (the "Employment Term") (unless sooner terminated as provided herein). The Employment Term shall be extended automatically from time to time, on a rolling basis, for additional one year periods, unless either party gives written notice of termination to the other at least six (6) months prior to the date that the Employment Term is scheduled to expire.

         3. Position and Responsibilities. The Executive shall serve as the
Vice-President of Market Services of the Company, reporting to the President and
Chief Executive Officer, and shall have supervision and control over, and responsibility for, the sales marketing operations and activities of the
Company. The Executive shall also have such other powers and duties as may from time to time be prescribed by the President or Chief Executive Officer;
provided, however, that such duties shall be consistent with the Executive's position as the officer in charge of business development activities and principal financial officer of the Company.

         4. Diligence. Executive agrees to serve in the respective positions referred to in Paragraph 3 and to perform diligently the duties and services appertaining to each such office, as well as such additional duties and services appropriate to each such office which the parties mutually may agree upon from time to time.

         5. Time. Executive agrees to devote his entire working time and efforts to the business and affairs of the Company and its affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the consent of the President and
Chief Executive Officer and the Board. The foregoing

notwithstanding, the parties recognize and agree that Executive (i) may engage in personal investments, subject to any restrictions set forth in the
Non-Competition and Confidentiality Agreement referenced in Paragraph 7 and (ii)
subject to the prior consent of the President, may serve on the board of directors of other companies, provided such service does not conflict with the business and affairs of the Company or interfere with Executive's performance of his duties hereunder.

         6. Compensation.

          (a) Salary. During the Employment Term, the Executive shall receive an annual salary of $145,000.00 per year, which annual salary shall be subject to such increases as the Board in its sole discretion may from time to time determine (the "Annual Salary"). The Annual Salary shall be payable by the
     Company in accordance with its regular compensation policies and practices for paying executives.

          (b) Expenses. During the term of his employment hereunder, the
     Executive shall be entitled to be reimbursed for all reasonable business expenses incurred by him in connection with his services hereunder, including but not limited to expenses for entertainment and travel, in accordance with the policies and procedures from time to time in effect for the Company's senior executive officers. The Company retains the right to establish limits on the types or amounts of business expenses that the
     Executive may incur.

          (c) Employee Benefit Programs. The Executive shall be entitled to participate in all of the Company's employee benefit plans and programs
     (including life, disability, and health insurance plans and programs and savings plans and programs) to the extent his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. The Company retains the right to abolish or alter the terms of any employee benefit programs, plans or policies that it may establish, provided such abolition or amendment shall be applicable to the senior officers of the Company generally.

          (d) Vacation and Other Absences. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the
     Company from time to time for its senior executive officers generally. The
     Executive shall also be entitled to all paid absences for holidays or illnesses in accordance with the Company's plans, policies or provisions applicable to senior executive employees.

         7. Confidentiality and Non-Competition. As a material inducement to the
Company entering into this Agreement and in consideration for the Executive's continued employment, Executive hereby reconfirms and agrees to continue to be bound in all respects by the terms of that certain Non-Competition and
Confidentiality Agreement, dated January 21, 2002, between Executive and the
Company, a copy of which is attached hereto as Exhibit A.

         8. Termination of Employment.

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Term. The
     Company shall be entitled to terminate the Executive's employment because of the Executive's disability during the Employment Term if, as a result of the Executive's incapacity due to physical or mental illness

     (hereinafter "Disability"), the Executive shall have been absent from his duties hereunder for one hundred and twenty (120) days during any three hundred and sixty (360) day period.

          (b) Termination by Company for Cause. (i) The Company may terminate the Executive's employment during the Employment Term for Cause. "Cause"
     means:

               A. the failure of the Executive to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), which failure, if correctable, and provided it does not constitute willful misconduct or gross negligence described in Subsection B below, remains uncorrected for 10 days following written notice to Executive by the President or the Board of such breach;

               B. willful misconduct or gross negligence by the Executive, in either case that results in material damage to the business or reputation of the Company;

               C. a material breach by Executive of either this Agreement or that certain Non-Competition and Confidentiality Agreement referenced in Paragraph 8 which, if correctable, remains uncorrected for 10 days following written notice to Executive by the Board of such breach; or

               D. the Executive is convicted of a felony or any other crime involving moral turpitude (whether or not in connection with the performance by Executive of his duties under this Agreement).

          (c) Termination By Company Without Cause. The Company may terminate the employment of Executive under this Agreement for any reason at any time.

          (d) Termination by Executive for Good Reason. (i) The Executive may
     terminate employment for Good Reason. "Good Reason" means:

               A. assignment to the Executive of any duties inconsistent with
          Executive's position, duties, responsibilities, title or office, or any other action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities, excluding in each case any assignment or action that is remedied by the Company within 10 days after receipt of notice thereof from the
          Executive; or

               B. any material failure by the Company to comply with this
          Agreement, other than a failure that is remedied by the Company within
          10 days after receipt of notice thereof from then Executive.

          (e) Voluntary Termination by Executive Without Good Reason. Executive
     may at any time terminate his employment under this Agreement without Good
     Reason.

          (f) Notice of Termination. If Company or Executive desires to terminate Executive's employment hereunder at any time, it or he shall do so by giving written notice to the other party (following the expiration of any applicable cure periods) that it or he has elected to

     terminate Executive's employment hereunder and stating the effective date and reason for such termination. Any termination by Executive of his employment without Good Reason shall be made on not less than 14 days'
     notice.

         9. Effect of Termination.

          (a) Voluntary Termination by Executive; Termination for Cause; Death
     or Disability. In the event that Executive's employment is terminated pursuant to Paragraphs 8(a), 8(b) or 8(e), on the date of termination, the
     Company shall be liable to Executive as follows:

               (i) Executive shall be entitled to receive the Annual Salary due to him through the date of termination of his employment.

               (ii) Any vested rights of Executive shall be paid to Executive in accordance with the Company's plans, programs or policies. Without limiting the foregoing, in the event of the termination of Executive's employment due to death or disability (Paragraph 8(a)), the rights and benefits of Executive (or his designated beneficiary or
          representatives, as applicable) under any Company life, health and long-term disability plans and policies shall be determined in accordance with the terms and provisions of such plans and policies.

               (iii) The Company shall promptly reimburse Executive for any and all reimbursable business expenses (to the extent not already reimbursed) upon Executive's properly accounting for the same.

          (b) Termination Without Cause; Termination by Executive for Good
     Reason. In the event that the Company terminates Executive's employment without Cause pursuant to Paragraph 8(c) or Executive terminates his employment with the Company pursuant to Paragraph 8(d), the Company shall be liable as follows:

               (i) Executive shall be entitled to receive the Annual Salary due to him through the date of termination of his Employment. In addition,
          Executive shall be entitled to receive continued monthly payments of his a Annual Salary, based on the Annual Salary in effect, on the date of termination, until the first anniversary of the date of termination.

               (ii) Any vested rights of Executive shall be paid to Executive in accordance with the Company's plans, programs or policies.

               (iii) The Company shall promptly reimburse Executive for any and all reimbursable business expenses (to the extent not already reimbursed) upon Executive's properly accounting for the same.

               (iv) Executive and/or the Executive's family shall be entitled to receive health benefits (as contemplated by Paragraph 6(c) hereof)
          until the first anniversary of the date of termination at least equal to those which would have been provided to them in accordance with this Agreement if

          Executive's employment had not been terminated provided that the
          Company's obligation to provide such benefits shall be reduced by any comparable benefits (or amounts received by Executive in respect thereof) received by Executive under the terms of new employment undertaken by Executive after termination and prior to the first anniversary of the date of termination; and provided further, that the terms of the Company's health insurance plans shall be subject to amendment during such period, to the extent that such amendments are applicable to the executive officers of the Company generally.

          (c) Limit on Company Liability. Except as expressly set forth in this
     Paragraph 9, the Company shall have no obligation to Executive under this
     Agreement following a termination of Executive's employment with the
     Company. Without limiting the generality of the provision of the foregoing sentence, the Company shall not, following a termination of Executive's employment with the Company, have any obligation to provide any further benefit to Executive or make any further contribution for Executive's benefit except as provided in this Paragraph 9.

         10. Company Proprietary Rights.

          (a) Company to Retain Rights. Executive agrees that all right, title and interest of every kind and nature whatsoever in and to copyrights, patents, ideas, business or strategic plans and concepts, studies, presentations, creations, inventions, writings, properties, discoveries and all other intellectual property conceived by executive during the term of this Agreement and pertaining to or useful in or to (directly or indirectly) the activities of the Company (collectively, "Company
     Intellectual Property") shall become and remain the exclusive property of the Company, and Executive shall have no interest therein.

          (b) Further Assurances. At the request of the Company, Executive shall, at the Company's expense but without additional consideration, execute such documents and perform such other acts as the Company may deem necessary or appropriate to vest in the Company or its designee such title as Executive may have to all Company Intellectual Property in which
     Executive may be able to claim any rights by virtue of his employment under this Agreement.

          (c) Return of Material. Upon the termination of the Employment Term, including any termination of employment described in Paragraph 8, the
     Executive will promptly return to the Company all copies of information protected by Paragraph 10(a) hereof or by Paragraph 3(a) of the
     Non-Competition and Confidentiality Agreement referenced in Paragraph 7, which are in his possession, custody or control, whether prepared by him or others, and the Executive agrees that he shall not retain any of same.

         11. Representation and Warranty of Executive. Executive represents and warrants to the Company that he is not now under any obligation, of a contractual nature or otherwise, to any person, partnership, company or corporation that is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

         12. Resolution of Disputes. Any dispute or claim arising out of or relating to this Agreement shall be settled by final and binding arbitration in
[Johnson City, Tennessee] in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The fees and expenses of the arbitration panel shall be equally borne by the Company and Executive. Each party shall be liable for its own costs and expenses as a result of any dispute related to this Agreement.

         13. Assignment. This Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that Company may assign this Agreement in connection with a merger or consolidation involving Company or a sale of substantially all its assets to the surviving corporation or purchaser, as the case may be, so long as such assignee assumes Company's obligations hereunder.

         14. Withholding. Payment of Executive's Annual Salary and payment or provision of other compensation to Executive pursuant hereto shall be subject to such reporting and withholding for applicable taxes as is required by law.

         15. Certain Expenses. Company, on or before the date hereof, shall pay directly or reimburse Executive (at Executive's discretion) for the actual legal fees and other costs and expenses, if any, incurred by Executive in connection with the preparation, finalizing and execution of this Letter.

         16. Severability. In the event that any provision or portion of this
Agreement is determine to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         17. Notices. For all purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given, in the case of a notice to the Company, when delivered to the Company at the following address, and in the case of a notice to Executive, when received by Executive, and in both cases addressed as follows:

                  If to Company, to:           NN, Inc.
                                               2000 Waters Edge Drive
                                               Building C, Suite 12
                                               Johnson City, Tennessee 37604
                                               Attention: President

                  If to Executive, to:         Robert R. Sams
                                               2311 Granite Drive
                                               Johnson City, TN  37604

         18. Modifications and Waivers. No provision of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board and is agreed to in writing, signed by the Executive and by an officer of the Company duly authorized by the Board. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this
Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

         19. Entire Agreement. This Agreement and the Non-Competition and
Confidentially Agreement constitute the entire understanding of the parties hereto with respect to their subject matter. This Agreement and the
Non-Competition and Confidentiality Agreement supersede all prior agreements between the parties hereto with respect to their subject matter.

         20. Governing Law. This Agreement will be governed by the laws of the
State of Tennessee without regard for its conflict of laws rules.

         21. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         22. Headings, Etc. The section headings contained in this Agreement are for convenience of reference only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement. Reference to
Paragraphs are to Paragraphs in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    NN, INC.

                                    By:      /s/ Roderick R. Baty
                                        ----------------------------------------

                                    Robert R. Sams

                                    By:      /s/ Robert R. Sams
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